Exhibit 10.4

ARLINGTON ASSET INVESTMENT CORP.

Performance Restricted Stock Unit Agreement

THIS AWARD AGREEMENT (this “Agreement”), dated as of the ________ day of __________, 202__, governs the Restricted Stock Unit award granted by ARLINGTON ASSET INVESTMENT CORP. (the “Company”), to [Participant name] (the “Participant”), in accordance with and subject to the provisions of the Company’s 2021 Long-Term Incentive Plan (the “Plan”).  A copy of the Plan has been made available to the Participant.  All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1.Grant of Performance RSU Award.  In accordance with the Plan, and effective as of [date] (the “Date of Grant”), the Company hereby grants to the Participant, subject to the terms and conditions of the Plan and this Agreement, an award of [number] Restricted Stock Units, in the form of “performance restricted stock units” (“Performance RSUs”), subject to the terms and conditions of this Agreement.

2.Vesting Based on Performance. The Performance RSUs will vest in accordance with the following provisions:

(a)Performance Measures.  A percentage (from [number] percent to [number] percent) of the Performance RSUs may be earned in accordance with paragraph 2(b) based on [description of performance metrics]. Performance RSUs that are not earned in accordance with paragraph 2(b) shall be forfeited as of the last day of the Measurement Period.  Except as provided in paragraph 3, all of the Performance RSUs shall be forfeited on the date that the Participant is no longer providing services to the Company or an Affiliate (either as an employee or member of the Board) if such service ends before [date].

(b)Performance Targets.  [description of performance targets and associated payouts]

3.Termination of Employment.  Performance RSUs that are earned under paragraph 2 shall be vested on [date] so long as the Participant continues to provide services to the Company or an Affiliate, either as an employee of the Company or an Affiliate or a member of the Board, through such date. Except as provided in the following paragraphs 3(a), 3(b), 3(c) and 3(d), Performance RSUs shall be forfeited as provided in paragraph 2 if the Participant ceases to provide services to the Company or an Affiliate, either as an employee of the Company or an Affiliate or a member of the Board, before [date].

(a)Death or Disability.  If the Participant provides continuous service to the Company or an Affiliate (either as an employee or member of the Board) from [date] until the date that such service ends on account of the Participant’s death or Disability prior to the end of the Measurement Period then (i) any Performance RSUs then outstanding shall not be forfeited on account of such termination of service and (ii) such Performance RSUs shall be earned in accordance with paragraph 2 and any such Performance RSUs earned shall be vested; provided, however, that if the Participant’s service terminates on account of death or Disability before [date] then the number of Performance RSUs earned and vested shall be the number of Performance RSUs determined under paragraph 2 multiplied by a fraction.  The numerator of that fraction shall be the number of days that the Participant was employed by the Company or an Affiliate or a member of the Board on and after [date], and the denominator of that fraction shall be 365.

(b)Retirement.  If the Participant provides continuous service to the Company or an Affiliate (either as an employee or member of the Board) from [date] until the date that such service ends (before the end of the Measurement Period) on account of the Participant’s Retirement, and if upon such Retirement the Participant enters into a non-competition, non-solicitation, non-disclosure and non-disparagement agreement in a form acceptable to the Company, then (i) any Performance RSUs then outstanding shall not be forfeited on account of such termination of service and (ii) such Performance RSUs shall be earned in accordance with paragraph 2 and any such Performance RSUs earned shall be vested; provided, however, that if the Participant’s Retirement occurs before [date],then the number of Performance RSUs earned and vested shall be the number of Performance RSUs determined under paragraph 2 multiplied by a fraction.  The number of that fraction shall be the number of days that the Participant was employed by the Company or an Affiliate or a member of the Board on and after [date], and the denominator of that fraction shall be 365.

(c)Termination Without Cause.  If the Participant provides continuous service to the Company or an Affiliate (either as an employee or member of the Board) from [date] until the date that the Company or an Affiliate terminates the Participant’s employment for a reason other than Cause before the last day of the Measurement Period, then (i) any Performance RSUs then outstanding shall not be forfeited on account of such termination of service and (ii) the number of Performance RSUs that are earned and that become vested, if any, shall be determined by the Committee after the Measurement Period ends in its sole discretion; provided, however, that the number of Performance RSUs earned and vested shall not exceed the number of such Performance RSUs that are earned in accordance with paragraph 2.

(d)Change in Control.  If a Change in Control occurs during the Measurement Period and if the Participant provides continuous service to Company or an Affiliate (either as an employee or member of the Board) from [date] until the date of the Change in Control, then the outstanding Performance RSUs shall be earned and shall vest in accordance with Section 9.3 of the Plan.

4.Dividend Equivalents.  The Performance RSUs awarded to the Participant under this Agreement include the grant of Dividend Equivalents on each Performance RSU.  The

Dividend Equivalent represents the opportunity to earn additional Shares based on the dividends paid on an equivalent number of Shares during the period that the Performance RSUs are outstanding, i.e., from the Date of Grant, until the date that the Performance RSUs are settled or forfeited in accordance with this Agreement.  Dividend Equivalents shall be deemed to be reinvested in additional Shares (on an unfunded basis and based on the value of the dividends and the Fair Market Value on the Ex-Dividend date for the dividend).  The accumulated Dividend Equivalents shall be paid (in the form of whole Shares) if, when and to the extent that the Performance RSUs are earned and settled.  Dividend Equivalents shall be forfeited if, when and to the extent that the underlying Performance RSUs are forfeited.

5.Settlement.  Any Performance RSUs and Dividend Equivalents that are earned in accordance with this Agreement and that become vested in accordance with paragraph 3 will be settled by the issuance of Shares (one Share will be issued for each Performance RSU and related Dividend Equivalent that are earned and vested), less the number of Shares with a Fair Market Value equal to the amount required to be withheld for income and employment taxes.  Only whole Shares will be issued under this Agreement and the Participant will receive a single cash payment in lieu of any fractional Share that the Participant is otherwise entitled to receive under this Agreement.  The net number of Shares (and cash representing any fractional Share) will be issued to the Participant (or, in the event of the Participant’s death prior to settlement, the person or persons or entity or entities entitled to the Shares under the Participant’s will or the laws of descent and distribution) as soon as practicable after the date on which they vest as set forth in paragraph 3, but in all events not later than March 15 of the year following the date on which they vest; provided, however, that Performance RSUs and Dividend Equivalents that are earned in accordance with paragraph 3(d) shall be settled with the issuance of the net number of Shares (and cash representing any fractional Share) as soon as practicable after the Participant vests as provided in paragraph 3(d) but in all events not later than March 15 of the year following the year in which the Participant vests.  Shares that are issued in settlement of any Performance RSUs and Dividend Equivalents that are earned in accordance with this Agreement and that become vested in accordance with paragraph 3 will be issued pursuant to the Plan.

6.Definitions.  The following definitions apply for purposes of this Agreement:

(a)Cause means the Board’s determination, in good faith and after reasonable investigation, that the Participant (x) has been convicted of a felony; (y) has engaged in conduct relating to the Company that constitutes a material breach of fiduciary duty or fraud or (z) materially failed to follow a proper directive of the Board within the scope of the Participant’s duties and that is capable of being performed by the Participant with reasonable effort.  The Participant’s termination shall not be for Cause unless the Board gives the Participant written notice specifying the grounds that the Board asserts constitute Cause and the performance required to remedy the failure (if remediable) and the Participant fails to perform as required to remedy the failure during the thirty day period after receipt of the written notice (if the grounds are remediable).

(b)Disability means that the Participant is permanently and totally disabled as described in Code section 22(e)(3).

(c)Good Reason means the Participant’s resignation on account of (x) a material diminution of the Participant’s base salary or incentive compensation opportunity, (y) a material diminution in the Participant’s authority, duties or responsibilities or (z) a requirement that the Participant relocate the Participant’s principal office to a location more than fifty miles from his then current location.  A resignation shall not be with Good Reason unless the Participant gives the Board written notice  (within ninety days after the occurrence of the event that the Participant asserts constitute Good Reason) specifying the grounds that the Participant asserts constitute Good Reason and the performance required to remedy the failure, the Company does not remedy the grounds that are asserted as Good Reason within thirty days after the Participant’s notice and the Participant resigns within sixty days after such thirty day period.

(d)Measurement Period means the period beginning on [date] and ending on [date].

(f)Retirement means a voluntary resignation from employment with the Company and its Affiliates that the Committee, in its discretion, determines shall constitute a “Retirement” under this Agreement.

7.Transferability.  Performance RSUs and Dividend Equivalents cannot be transferred except by will or the laws of descent and distribution.  Subject to the requirements of applicable securities laws, Shares that are issued in settlement of Performance RSUs and Dividend Equivalents may be transferred, including by will or the laws of descent and distribution.

8.Adjustments.  The terms of this Performance RSU award, including the number of Performance RSUs, the performance targets set forth in paragraphs 2(b) and the number of deemed Shares credited under Dividend Equivalents, shall be adjusted as determined by the Board in accordance with the Plan.

9.Shareholder Rights.  The Participant shall have no rights as a shareholder of the Company with respect to the Performance RSUs or Dividend Equivalents until, and then only to the extent that, the Performance RSUs and Dividend Equivalents are settled by the issuance of Shares.

10.No Right to Continued Employment or Service.  The grant of the Performance RSUs and Dividend Equivalents does not give the Participant any rights with respect to continued employment by, or service to, the Company or an Affiliate.  The grant of the Performance RSUs and the Dividend Equivalents does not affect the right of the Company or an Affiliate to terminate the Participant’s employment or service.

11.Holding Period. The Shares subject to the Performance RSU Award, reduced by the number of Shares withheld to satisfy withholding taxes, may not be sold or transferred before the earlier of (i) the first anniversary of the date on which the Performance RSU Award was settled or (ii) the date the Participant is no longer employed by, or providing services to, the Company or an Affiliate.

12.Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the Commonwealth of Virginia without reference to principles of conflict of laws.

13.Conflicts.  The Participant agrees that in the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall govern.

14.Section 409A. By accepting the grant of the Performance RSUs, the Participant agrees that the Performance RSUs and dividend equivalents granted hereunder are intended to be exempt from Section 409A of the Code and the regulations promulgated thereunder and shall be limited, construed and interpreted as such.  The Participant agrees that the Company may unilaterally modify this Award Agreement to fulfill this intent. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

15.Participant Bound by Plan.  The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all of the terms and provisions of the Plan.

16.Binding Effect.  This Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors to the Company.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

ARLINGTON ASSET INVESTMENT CORP.

By:
[NAME]
Title: